SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Date  of  Report  (Date  of  earliest event reported)     June 6, 2005
                                                               ------------

                                 I/OMAGIC CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            NEVADA                000-27267             33-0773180
 ----------------------------     ---------             -----------
 (State or other jurisdiction    (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)

                      4 MARCONI, IRVINE, CALIFORNIA 92618
               -----------------------------------------------------
               (Address of principal executive offices)   (Zip Code)

Registrant's  telephone  number,  including  area  code    (949) 707-4800
                                                           ---------------

                                    NOT APPLICABLE
          ---------------------------------------------------------------------
          (Former  name  or  former  address,  if  changed  since  last  report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [  ] Written  communications  pursuant to Rule 425 under the Securities Act
         (17  CFR  230.425)

    [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR  240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

On June 6, 2005, the Company entered into an agreement for a trade credit facility with Lung Hwa Electronics, Co. Ltd. ("LHE"). LHE is a stockholder and subcontract manufacturer and supplier of I/OMagic. Under the terms of the facility, LHE has agreed to purchase and manufacture inventory on our behalf. The Company can purchase up to $15.0 million of inventory either (i) through LHE as an international purchasing office, or (ii) manufactured by LHE. For inventory purchased through LHE the payment terms are 120 days following the date of invoice by LHE and LHE charges the Company a 5% handling fee on a supplier's unit price. A 2% discount of the handling fee is applied if the Company reaches an average running monthly purchasing volume of $750,000. Returns made by us, which are agreed to by a supplier, result in a credit to us for the handling charge. For inventory manufactured by LHE, the payment terms are 90 days following the date of the invoice by LHE. Upon effectiveness of the Agreement, the Company is required to pay LHE $1.5 million as an early payment for all invoices coming due for payment. Any early payment funds remaining three months after the date of the Agreement shall be refunded to the Company immediately. Once the $1.5 million has been exhausted, or three months from the date of the Agreement has expired, whichever is sooner, the Company shall pay LHE 10% of the purchase price on any purchase orders issued to LHE, as a down-payment for the order, within one week of the purchase order. The Agreement has an initial term of one year after which the Agreement will continue indefinitely if not terminated at the end of the initial term. At the end of the initial term and at any time thereafter, either party has the right to terminate the facility upon 30 days' prior written notice to the other party.

The above description of the trade credit facility is qualified in its entirety by the terms of the Agreement attached as Exhibit 10.1 of this Report.

ITEM  1.02.     TERMINATION  OF  A  MATERIAL  DEFINITIVE  AGREEMENT.

In  connection  with  the entry into the Agreement with LHE described under Item
1.01 above, the Company entered into a Termination Agreement effective June 6, 2005, attached hereto as Exhibit 10.2, that terminated the Company's previous January 23, 2003 Agreement with LHE that provided a $10 million trade credit facility to the Company. Under the terms of the January 23, 2003 Agreement, LHE agreed to purchase up to $10.0 million of inventory on the Company's behalf. The payment terms were 120 days following the date of invoice by LHE. LHE charged the Company a 5% handling fee on a supplier's unit price. A 2% discount of the handling fee was applied when the Company reached an average running monthly purchasing volume of $750,000. Returns made by the Company, which were agreed to by a supplier, resulted in a credit to the Company for the handling charge. As security for the trade credit facility, the Company paid LHE a $1.5 million security deposit during 2003 that was eventually applied in its entirety against the Company's outstanding trade payables. This January 23, 2003 Agreement had an initial term of one year after which the agreement would continue indefinitely if not terminated at the end of the initial term. At the end of the initial term and at any time thereafter, either party had the right to terminate the facility upon 30 days' prior written notice to the other party.

ITEM  9.01.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  Statements  of  Businesses  Acquired.
             -----------------------------------------------
             Not  applicable.

     (b)     Pro  Forma  Financial  Information.
             ----------------------------------
             Not  applicable.

     (c)     Exhibits.
             --------
             Number     Description
             ------     -----------
              10.1      Agreement between Lung Hwa Electronics Co., Ltd. and
                        I/OMagic Corporation dated June 6, 2005

              10.2 Termination Agreement between Lung Hwa Electronics Co., Ltd. and I/OMagic Corporation dated June 6, 2005

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June  10,  2005                            I/OMAGIC  CORPORATION

                                                  By:    /s/  STEVE  GILLINGS
                                                         --------------------
                                                         Steve  Gillings,
                                                         Chief Financial Officer

                         EXHIBITS FILED WITH THIS REPORT
Number     Description
------     -----------
10.1 Agreement between Lung Hwa Electronics Co., Ltd. and I/OMagic Corporation dated June 6, 2005

10.2 Termination Agreement between Lung Hwa Electronics Co., Ltd. and I/OMagic Corporation dated June 6, 2005